SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No. )
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SunAmerica Series Trust
(Name of Registrant as Specified in its Charter)
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AIG SunAmerica Asset Management Corp.
SunAmerica Series Trust
P.O. Box 54299
Los Angeles, California
(800) 445-7862
May __, 2008
Dear Contract Owner:
     On May 1, 2008, the SunAmerica Series Trust Worldwide High Income Portfolio was renamed the “Total Return Bond Portfolio.” In connection with the name change, the Portfolio’s investment goal and investment strategy changed and Pacific Investment Management Company LLC (“PIMCO”) replaced Morgan Stanley Investment Management Inc. as the subadviser responsible for managing the Portfolio’s investments. The Board of Trustees (the “Board”) of SunAmerica Series Trust (the “Trust”) approved these changes at a meeting held on January 11, 2008.
     In addition to the changes noted above, the Portfolio’s management fees were reduced, which will result in a reduction to the fees payable by the Portfolio and those borne by contract owners. As a matter of regulatory compliance, we are sending you this information statement, which describes the rationale for changes made to the Portfolio’s investment goal, investment strategy, and investment subadviser, as well as the management structure of the Portfolio, the ownership of PIMCO and the terms of the subadvisory agreement with PIMCO.
     This document is for your information only and you are not required to take any action. Please don’t hesitate to call us at (800) 445-7862 if you have any questions about these changes or if we can be of service to you in any other way. As always, we appreciate your confidence and trust and look forward to serving you in the future.
Sincerely,
John Genoy
President
SunAmerica Series Trust

SUNAMERICA SERIES TRUST
Total Return Bond Portfolio
(formerly, “Worldwide High Income Portfolio”)
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT
REGARDING THE CHANGE OF SUBADVISER
FOR THE TOTAL RETURN BOND PORTFOLIO

     The Board of Trustees (the “Board”) of the SunAmerica Series Trust (“Trust”) recently approved several changes to the Worldwide High Income Portfolio (the “Portfolio”), which changes became effective May 1, 2008. These changes included:
•	Portfolio Name. The name of the Portfolio was changed to the “Total Return Bond Portfolio.”

•	Investment Goal. The investment goal changed from seeking “high total income and, secondarily, capital appreciation” to seeking “maximum total return, consistent with preservation of capital and prudent investment management.”

•	Investment Strategy. The Portfolio’s current investment strategy changed. Previously, its strategy was to invest at least 80% of its net assets in high income securities of issuers located throughout the world. The Portfolio’s new strategy is to invest under normal circumstances at least 80% of its total assets in a diversified portfolio of fixed income securities of varying maturities.

•	Subadviser. Pacific Investment Management Company, LLC (“PIMCO”) replaced Morgan Stanley Investment Management Inc., d/b/a Van Kampen (“Van Kampen”), as the subadviser of the Portfolio.
As you may know, the Securities and Exchange Commission has granted an exemptive order (the “Order”) to the Trust permitting AIG SunAmerica Asset Management Corp. (“SunAmerica”), as the investment adviser of the Trust’s portfolios, to hire new subadvisers and to make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval. The Order requires that within 60 days of the hiring of a new subadviser, the Trust must furnish to the affected Portfolio’s shareholders all the information about the new subadviser or subadvisory agreement that would have been included in a proxy statement.
     This information statement is being provided to the shareholders of the Portfolio in lieu of a proxy statement, pursuant to the terms of the Order. This information statement will be mailed on or about June ___, 2008 to contract owners who chose the Portfolio as an investment option prior to May 1, 2008.
We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.
Purpose of the Information Statement
     You are receiving this information statement in order to provide you with certain information regarding the Portfolio and PIMCO, the new subadviser.
The Trust
     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other consideration.
     The subadvisers to the Trust’s portfolios, including PIMCO, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), the rules and interpretations thereunder and other applicable securities laws.
     For the fiscal year ended January 31, 2008, SunAmerica received advisory fees from the Portfolio in the amount of $676,280, or 0.80% of average net assets. As noted above, the management fees paid by the Portfolio were decreased effective May 1, 2008. The advisory fee rate was reduced from 0.80% of average annual net assets to 0.60%. If the new advisory fee rate had been in effect during such period, SunAmerica would have received $507,210 for services rendered under the Advisory Agreement.
The Subadvisory Agreement
     On May 1, 2008, SunAmerica entered into a subadvisory agreement with PIMCO to manage the Portfolio (the “Subadvisory Agreement”), which had been approved by the Board on January 11, 2008. The subadvisory agreement with Van Kampen was terminated effective the close of business April 30, 2008.
     Under the Subadvisory Agreement, SunAmerica will employ PIMCO to manage the day-to-day investment of the Portfolio’s assets consistent with the Portfolio’s investment goal, policies and restrictions. The Subadvisory Agreement provides that (i) PIMCO shall manage the assets of the Portfolio, (ii) SunAmerica shall compensate PIMCO for its services, (iii) PIMCO is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) PIMCO shall comply with the Portfolio’s investment policies and restrictions and with applicable law. SunAmerica, and not the Portfolio, will be responsible for paying subadvisory fees payable to PIMCO. The Subadvisory Agreement is attached as Exhibit A.
     With respect to the Portfolio, the Subadvisory Agreement will remain in effect for an initial two-year period beginning May 1, 2008 and will continue automatically for successive years provided that it is approved at least annually by a vote of a majority of the Trustees who are not “interested persons” as that term is defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”).
     For the fiscal year ended January 31, 2008, SunAmerica paid Van Kampen, the prior subadviser, $380,407, or 0.45% of average net assets, for subadvisory services rendered. If PIMCO had served as subadviser for the same period, it would have been paid $211,337, or 0.25% of the Portfolio’s average net assets. If the new advisory fee rate paid to SunAmerica and the subadvisory fee rate paid to PIMCO had been in effect during the fiscal year ended January 31, 2008, SunAmerica would have retained the same amount (0.35%) after payment of the subadvisory fees.
Information about PIMCO
     PIMCO provides investment management and advisory services to private accounts of institutional individual clients and to mutual funds. As of March 31, 2008, PIMCO had approximately $812.2 billion in assets under management. PIMCO’s address is 840 Newport Center Drive, Newport Beach, CA 92660.
     The names and principal occupations of the directors and principal executive officers of PIMCO are set forth in Exhibit B.

     PIMCO is the investment adviser for another mutual fund that has an investment objective similar to that of the Portfolio. The name of the fund, together with the fund’s assets and the annual fees paid (as a percentage of average net assets) to PIMCO for its services, are set forth below.

	Assets as of
	March 31, 2008	Advisory Fee Rate
Fund Name	(millions)	(% of average daily net assets)
PVIT Total Return Fund (institutional share class)	$4,44.29	0.50% (Total Expense Ratio)
Factors Considered by the Board of Trustees
     SunAmerica recommended PIMCO in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy, and after extensive research, including qualitative and quantitative analysis of numerous candidate firms, their organizational structure, investment process and style and long-term performance records.
     The Board (including the Trustees that are not interested persons of the Trust, as defined in the 1940 Act (the “Independent Trustees”)), approved, with respect to the Portfolio the Advisory Agreement and the Subadvisory Agreement at a meeting of the Board held on January 11, 2008. The Advisory Agreement and Subadvisory Agreement are collectively referred to as the “Advisory Contracts.” The Advisory Contracts took effect on May 1, 2008.
     In connection with the approval of Advisory Contracts, the Board received materials related to certain factors used in its consideration whether to approve such Advisory Contracts. Those factors included: (1) the nature, extent and quality of services to be provided by SunAmerica and PIMCO; (2) the size and structure of the advisory/subadvisory fees and other material payments made to SunAmerica and PIMCO in connection with their management of the Portfolio; (3) the investment performance of the Portfolio, if any, compared to performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group/Universe”) and against benchmarks and/or indices; (4) the costs of services and the benefits potentially derived by SunAmerica and PIMCO; (5) the terms of the Advisory Contracts; (6) whether the Portfolio will benefit from possible economies of scale; and (7) information regarding SunAmerica’s and PIMCO’s compliance and regulatory history. In addition, the Board considered (a) the organization capability and financial condition of SunAmerica and PIMCO; (b) the historical relationship between the Trust and SunAmerica; (c) the possibility that services of the type required by the Trust might be better obtained from other organizations; and (d) the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
     An Expense Group consists of a Portfolio and a select group of funds that are chosen to be comparable to such Portfolio based upon certain factors, including fund type (in this case, funds underlying variable insurance products), comparability of investment objectives and asset category (for example, large cap value, small cap growth, mid cap core), asset size and expense components. An Expense Universe generally consists of a Portfolio, the funds in its Expense Group, and all other funds in the asset category or categories included in the Expense Group (or if no Expense Group is provided, all other funds in the asset category of the Portfolio) regardless of asset size or primary channel of distribution. The funds that comprise a Portfolio’s Expense Group/Universe are generally the same as those included in the Portfolio’s Performance Group/Universe, respectively. A Portfolio’s Subadvisor Expense Group is comprised of the Portfolio and certain other comparable subadvised funds in its asset category with a similar asset size and distribution method, whereas the Portfolio’s Subadvisor Expense Universe includes all subadvised funds in the Portfolio’s asset class regardless of asset size or primary method of distribution.
     The Independent Trustees were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Advisory Contracts. The matters discussed below were also considered separately by the Independent Trustees in executive sessions, during which such independent counsel provided guidance to the Independent Trustees.
     At the January 2008 meeting, the Board also received information on the proposed advisory fee rates and subadvisory fee rates for the Portfolio.

     Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services provided by SunAmerica and the proposed subadviser. The Board considered management’s presentations, memoranda prepared by management’s investment and legal groups and presentations made at the January 2008 meetings by the proposed subadviser. In making its evaluation, the Board considered that SunAmerica is responsible for the management of the affairs of the Trust, including but not limited to, providing the Trust with investment management services for certain portfolios of the Trust, and general supervision of and coordination of the services provided by PIMCO.
     In addition, the Board noted that SunAmerica is responsible for overseeing the performance of services by the Trust’s custodian, transfer agent and dividend disbursing agent. The Board also noted that SunAmerica is responsible for the financial, legal and accounting records required to be maintained by each Portfolio and for the administration of the Trust’s business affairs, including providing such office space, bookkeeping, accounting, clerical, secretarial and administrative services (exclusive of, and in addition to, any such service provided by any others retained by the Trust or any Portfolio) and such executive and other personnel as shall be necessary for the operations of each Portfolio.
     The Board noted that PIMCO is responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Board reviewed PIMCO’s history, structure and size, and investment experience. The Board was informed that in management’s judgment, PIMCO has the size, visibility and resources to attract and retain highly qualified investment professionals.
     The Board noted that management’s recommendation to change the Portfolio’s investment objective was not due to performance-related issues was but because the Portfolio had experienced declining assets and lack of investor interest, despite several initiatives to lower expenses and promote the Portfolio. Management reported that change of investment mandate to an intermediate-term fixed income portfolio and the lower fees are expected to successfully grow the Portfolio’s assets. It was noted that with the change of investment strategy, the Portfolio name would change to the Total Return Bond Portfolio.
     The Board reviewed the qualifications, background and responsibilities of PIMCO’s staff who is or would be responsible for providing investment management services to the Portfolio. The Board concluded that it was satisfied with the nature, quality and extent of the services provided by or to be provided by SunAmerica and PIMCO and that there was a reasonable basis on which to conclude that they would provide high quality services to the Trust.
     Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s fees: actual and contractual management fees, subadvisory fees, non-management fees, and 12b-1 fees, and expense ratios compared against such fees and expense ratios of their Expense Group/Universe for the Portfolio. Such fees and expense ratios were compared both before and after expense waivers, caps and reimbursements, if any. It was noted that with respect to subadvisory fees, SunAmerica negotiated such fees with PIMCO at arms-length. The Board also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, brand premium, capacity limitations, and customization of investment mandate.
     The Board, including the Independent Trustees, received and reviewed performance information provided by management and information prepared by Lipper, Inc. (“Lipper”). On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s performance and the Subadviser’s performance within a Portfolio, and management notes those Portfolio which it believes may require additional attention or potential corrective action by the Board.
     As part of its review of the Portfolio’s fees and expenses, the Board considered various expense information provided by Lipper and performance information provided by management in making its determinations. The Board considered that the change of investment strategy would result in the Portfolio being considered an “intermediate investment-grade debt fund.” The Board noted that with the investment strategy change management had proposed the reduction of the Portfolio’s advisory fee from 0.80% to 0.60%, which would place the Portfolio’s actual advisory fees at the median of its Expense Group and above the median of its Expense Universe. In addition, the Board noted that the Portfolio’s total expenses would be above the medians of its Expense Group/Universe. The Board noted that the Portfolio’s actual subadvisory expenses would be at the medians of its Subadvisory Expense Group/Universe. The Board concluded that the proposed advisory and subadvisory fees were reasonable.

     As part of the Board’s review of PIMCO, the Board considered the investment team’s performance relative to its benchmark, the Lehman Brothers Aggregate Bond Index, and its rankings in Lipper and Morningstar. It was noted that PIMCO’s team responsible for managing the Portfolio is the same team that manages PIMCO’s “PIMCO Total Return Fund.” It was also noted that the PIMCO Total Return Fund outperformed the benchmark and the medians of its Lipper and Morningstar categories (Intermediate Investment Grade Debt Category and Intermediate-Term Bond Category, respectively) for the one-, three-, five- and ten-year periods. The Board concluded that the performance of the Portfolio was not a factor in its decision to change the current subadviser, but noted that PIMCO’s performance with its proprietary fund was satisfactory.
     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Board was informed, based on management’s judgment, that (1) any indirect costs incurred by SunAmerica in connection with rendering investment advisory services to the Trust were inconsequential to the analysis of the adequacy of the advisory fees, and (2) any collateral benefits derived as a result of providing advisory services to the Trust are de minimis and do not impact upon the reasonableness of the advisory fee. The Board concluded that any benefits that SunAmerica and its affiliates could be expected to receive with regard to providing investment advisory and other services to the Portfolios were not unreasonable.
     Profitability and Economies of Scale. The Board received information related to SunAmerica’s profitability with respect to the services it provides to the Trust’s Portfolios. It was noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SunAmerica out of the advisory fees that SunAmerica receives under the Advisory Agreement. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm’s length. The Board determined that the profitability to PIMCO in connection with its relationship with the Portfolio is therefore not a material factor in their consideration of the Subadvisory Agreement. With respect to SunAmerica, the Board determined that its profitability was reasonable.
     For similar reasons, the potential for the Portfolio to experience economies of scale from PIMCO’s management of the Portfolio was not considered a material factor to the Board’s approval of the Subadvisory Agreement. The Board considered management’s opinion that the Portfolio’s fee schedule, with management proposed reductions, reflects the economics of scale inherent in providing investment advice to a Portfolio in its particular asset category and asset size.
     Terms of Advisory Contracts. The Board, including the Independent Trustees, reviewed the terms of the Advisory Contracts, including the duties and responsibilities undertaken by SunAmerica and PIMCO as discussed above. The Board considered that SunAmerica pays all of its own expenses in connection with the performance of its duties, as well as the salaries, fees and expenses of the Trustees and any officers of the Trust who are employees of SunAmerica. The Board also reviewed the terms of payment for services rendered and noted that SunAmerica compensates the subadviser out of the fees it receives from the Portfolio. The Board noted that the Subadvisory Agreement provides that PIMCO will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the other terms and conditions of the Advisory Contracts.
     Compliance. The Board reviewed SunAmerica’s and PIMCO’s compliance and regulatory history, including information whether any were involved in any regulatory actions or investigations. It was noted that SunAmerica had implemented new policies and procedures over the course of the year, reviewed and enhanced its compliance monitoring procedures, and continued to test the efficacy of its policies and procedures. The Board concluded that there was no information provided that would have a material adverse effect on SunAmerica’s or PIMCO’s ability to provide services to the Trust.
     Conclusions. In reaching its decision to recommend the approval of the Advisory Contracts, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered; further, each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that SunAmerica and PIMCO possess the capability and resources to perform the duties required of them under their respective Advisory Contracts.
     Further, based upon its review of the Advisory Contracts, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the Advisory Contracts are reasonable, fair and in the best interest of the Portfolio and their shareholders, and (2) the advisory fee rates and subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
Ownership of Shares
     As of March 31, 2008, the following number of Portfolio shares were outstanding: Class 1: 8,473,467 shares, Class 2: 973,716 shares and Class 3: 1,147,389 shares. All shares were owned directly by the separate accounts of AIG SunAmerica Life Assurance Company (“ASLAC”), First SunAmerica Life Insurance Company (“FSLIC”) and the separate accounts of other affiliated life insurance companies (“Affiliated Life Insurance Companies”). All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

					Affiliated Life Insurance
	ASLAC		FSLIC		Companies
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Total Return Bond Portfolio — Class 1	8,098,620	95.58%	363,851	4.29%	10,996	0.13%
Total Return Bond Portfolio — Class 2	973,716	100%	—	—	—	—
Total Return Bond Portfolio — Class 3	1,033,574	90.08%	113,815	9.92%	—	—
     To SunAmerica’s knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of January 31, 2008.
Brokerage Commissions
     For the fiscal year ended January 31, 2008, the Portfolio did not pay any brokerage commissions.
Other Service Agreements
     Pursuant to a Service Plan, the Portfolio paid service and maintenance fees to ASLAC, FSLIC and Other Affiliated Insurance Companies, as follows: Class 1 shares, $0; Class 2 shares, $11,715; and Class 3 Shares, $12,899.
     AIG SunAmerica Capital Services, Inc., which is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, distributes the Portfolio’s shares.
Shareholder Reports
     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.
Shareholder Proposals
     The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

By Order of the Trustees, Nori L. Gabert Secretary SunAmerica Series Trust

Dated: May                     , 2008

Exhibit A
SUBADVISORY AGREEMENT
     This SUBADVISORY AGREEMENT is dated as of May 1, 2008 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). In addition, the custodian shall provide the Subadviser with daily reports regarding the cash levels in the Portfolio. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information; and (b) applicable laws and regulations.
     The Subadviser represents and warrants to the Adviser that the Subadviser will manage each Portfolio in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (“Subchapter M”) (“the Code”) for each Portfolio to be treated as a “regulated investment company” under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws solely to the extent that the Adviser has informed the Subadviser of such requirements; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust. The Subadviser shall furnish information to the Adviser, as reasonably requested, for purposes of the Trust’s compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.
     The Subadviser further represents and warrants that solely to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will not contain any untrue statement of a material fact regarding the Subadviser or omit to state any material fact regarding the Subadviser required to be stated therein or necessary to make the statements therein not misleading.
     The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.
     The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
     The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.
     Notwithstanding any other provision to the contrary, the Subadviser shall have no obligation to perform the following services: (a) shareholder services or support functions, such as responding to shareholders’ questions about a Portfolio or its investments or strategies; (b) provision of legal, accounting or tax advice with respect to a Portfolio or its investments by the Subadviser’s in-house legal, accounting or tax departments; (c) providing employees of the Subadviser to serve as officers of a Portfolio; or (d) providing a Portfolio’s Chief Compliance Officer and associated staff.
     The Subadviser may delegate portfolio management and administrative duties to its affiliates and may share such information as necessary to accomplish these purposes. Additionally, the Subadviser will have the ability to delegate back office services to State Street Investment Manager Solutions, LLC. In all cases, the Subadviser shall remain liable as if such services were provided directly. No additional fees shall be imposed for such services except as otherwise agreed.
     2. Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. Subadviser is authorized on behalf of each Portfolio to (i) enter into agreements and execute any documents (e.g., any derivatives documentation such as exchange traded and over-the-counter, as applicable) required to make investments pursuant to the investment guidelines and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures. Upon the reasonable request of the Adviser, the Subadviser will provide copies of any such agreements or other documents to the Adviser. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such

Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.
     (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, and covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio’s transactions in securities and other investments to certain broker-dealers and futures commission merchants’. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:
(1)	All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser believes it can obtain best execution;

(2)	Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

(3)	If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

(4)	Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser’s request for direction due to the reasons stated above. Subadviser shall bear no liability to any party for any failure to obtain best execution or when relying on the Adviser’s directions to effect transactions as described in this subparagraph.
3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
4. Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at such amounts as negotiated by the Adviser and Subadviser.
5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
7. Proxy Voting. The Adviser will vote proxies relating to the Portfolio’s securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio’s securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).
8. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser are maintained on behalf of the Trust.
The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
9. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.
10. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, member, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, members, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement.
     (b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the Securities Act of 1933 (the “1933 Act”), under other statutes, common law or otherwise, which arise from the Subadviser’s disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

11. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.
12. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.
With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 60 days’ written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.
13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
14. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.
15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
16. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.
17. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.
18. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others and this fact becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

19. Representations and Agreements of the Adviser. The Adviser represents, warrants and covenants that:
(i)	Each Portfolio is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Subadviser if a Portfolio ceases to be a QIB; and

(ii)	Each Portfolio is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), the Adviser will promptly notify the Subadviser if a Portfolio ceases to be a QEP, and the Adviser hereby consents to each Portfolio being treated as an “exempt account” under CFTC Rule 4.7.
20. Delivery of Part II of Form ADV. The Adviser acknowledges it has received, at least 48 hours prior to the execution of this Agreement, a copy of Part II of the Subadviser’s Form ADV, as amended.
21. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by electronic mail or United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, CA 92660
Fax: 949-720-1376
Attention: General Counsel
Email: IMANotices@pimco.com
Cc: Kwame Anochie, Vice President
Email: kwame.anochie@pimco.com

Adviser:	AIG SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
Attention: Gregory N. Bressler
Senior Vice President and
General Counsel

with a copy to:	AIG Retirement Services, Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
Attention: Mallary L. Reznik
Deputy General Counsel
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.
     PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

AIG SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
Name:	Peter A. Harbeck
Title:	President and Chief Executive Officer

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:	/s/ BRENT L. HOLDEN
Name:	Brent L. Holden
Title:	Managing Director

Schedule A

Annual Fee
(as a percentage of the average
daily net assets the Subadviser
Portfolio(s)	manages in the portfolio)
Total Return Bond Portfolio	0.25%

Exhibit B
DIRECTORS AND PRINCIPAL OFFICERS OF PIMCO

Name	Title	Department Breakdown	Office
Tammie J. Arnold	Managing Director	Product Managers	Newport
Brian P. Baker	Managing Director	Account Management — Marketing	Hong Kong
William R. Benz II	Managing Director	Account Management — Client Service	London
Vineer Bhansali	Managing Director	Portfolio Managers	Newport
John B Brynjolfsson	Managing Director	Portfolio Managers	Newport
Wendy W. Cupps	Managing Director	Product Managers	Newport
Craig A. Dawson	Managing Director	Product Managers	Munich
Chris P. Dialynas	Managing Director	Portfolio Managers	Newport
Mohamed A. El-Erian	Managing Director	Portfolio Managers	Newport
William H. Gross	Managing Director	Portfolio Managers	Newport
Pasi M. Hamalainen	Managing Director	Portfolio Managers	Newport
Brent Richard Harris	Managing Director	Portfolio Managers	Newport
Douglas M. Hodge	Managing Director	Account Management — Client Service	Tokyo
Brent L. Holden	Managing Director	Account Management — Client Service	Newport
Margaret E. Isberg	Managing Director	Account Management — Marketing	Toronto
Daniel J. Ivascyn	Managing Director	Portfolio Managers	Newport
Jay W. Jacobs IV	Managing Director	Business Managers	Munich
David Lown	Managing Director	Business Managers	Newport
Sudi N. Mariappa	Managing Director	Portfolio Managers	Newport
Scott A. Mather	Managing Director	Portfolio Managers	Newport
Mark V. McCray	Managing Director	Portfolio Managers	Newport
Paul A. McCulley	Managing Director	Portfolio Managers	Newport
Joseph V. McDevitt	Managing Director	Account Management — Marketing	London
Curtis A. Mewbourne	Managing Director	Portfolio Managers	Newport
James Frederic Muzzy	Managing Director	Account Management — Marketing	Newport
Thomas J. Otterbein	Managing Director	Account Management — Client Service	Newport
William C. Powers	Managing Director	Portfolio Managers	Newport
Emanuele Ravano	Managing Director	Portfolio Managers	London
Ernest L. Schmider	Managing Director	Business Managers	Newport
W Scott Simon	Managing Director	Portfolio Managers	Newport
Makoto Takano	Managing Director	Account Management — Marketing	Tokyo
William S. Thompson	Managing Director	Business Managers	Newport
Richard M. Weil	Managing Director	Business Managers	Newport
Changhong Zhu	Managing Director	Portfolio Managers	Newport
Office Addresses are as follows:

London	Munich	Canada
PIMCO Europe Ltd	PIMCO Europe Ltd	PIMCO Canada Corp.
Nations House	Nymphenburgerstraße 112-116	120 Adelaide Street, West
103 Wigmore Street	80636 Munich	Suite 2005
London W1U 1QS	Germany	Toronto, Ontario
England	TEL 49-89-1220-7340	Canada M5H 1T1
TEL 44-20-7872-1300	FAX 49-89-1220-7900	TEL 1-416-368-3350
FAX 44-20-7973-0023		FAX 1-416-368-3576

Tokyo	Hong Kong
PIMCO Japan Ltd	PIMCO Asia Limited
Toranomon Towers Office 18F	24th Floor
4-1-28, Toranomon, Minato-ku,	Units 2403 & 2405
Tokyo, Japan 105-0001	Nine Queen’s Road Central
TEL 813-5777-8150	TEL 852-3650-7700
FAX 813-5777-8151	FAX 852-3650-7900

B-1